Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	eric.boyer@ihs.com

IHS Inc. Reports First Quarter 2014 Results

ENGLEWOOD, Colo. (March 20, 2014) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the first quarter ended February 28, 2014.

•	Revenue of $524 million, up 37 percent from the prior-year period

•	Total organic revenue growth of 5 percent, anchored by 5 percent subscription organic revenue growth

•	Adjusted EBITDA of $156 million, up 32 percent from the prior-year period

•	Adjusted earnings per diluted share (Adjusted EPS) of $1.28, up 19 percent from the prior-year period

•	Free cash flow of $129 million, up 15 percent from the prior-year period

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter 2014 Financial Performance

	Three months ended February 28,		Change
(in thousands, except percentages and per share data)	2014	2013	$	%
Revenue	$524,458	$382,525	$141,933	37%

Net income	$32,422	$24,671	$7,751	31%
Adjusted EBITDA	$156,175	$118,194	$37,981	32%

GAAP EPS	$0.47	$0.37	$0.10	27%
Adjusted EPS	$1.28	$1.08	$0.20	19%

Cash flow from operations	$153,861	$131,686	$22,175	17%
Free cash flow	$129,251	$112,319	$16,932	15%

“We began the year with solid performance that developed as we expected,” said Scott Key, IHS president and chief executive officer. “In particular and as projected, our non-recurring business showed stability and delivered positive results.”

“We continue to be pleased with the robust free cash flow generation of our business model, as it provides us with great operational and capital structure flexibility as we rapidly de-lever,” said Todd Hyatt, IHS chief financial officer.

First Quarter 2014 Revenue Performance

First quarter 2014 revenue increased 37 percent compared to the first quarter of 2013. The components of revenue growth are described below by segment and in total.

	Increase in revenue
	First quarter 2014 vs. first quarter 2013
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency
Americas	5%	48%	(1)%
EMEA	5%	9%	2%
APAC	—%	8%	(1)%
Total	5%	33%	—%

The subscription-based business grew 5 percent organically in the current quarter compared to the first quarter of 2013, as described in the following table.

	Three months ended February 28,		Percent change
(in thousands, except percentages)	2014	2013	Total	Organic
Subscription revenue	$417,374	$307,727	36%	5%
Non-subscription revenue	107,084	74,798	43%	3%
Total revenue	$524,458	$382,525	37%	5%

First Quarter 2014 Segment Performance

On a consolidated basis, IHS continued to deliver solid organic revenue growth. Segment results were as follows:

•
Americas. First quarter revenue for the Americas increased $121 million, or 53 percent, to $350 million, and included 5 percent organic growth for the subscription-based business. First quarter Adjusted EBITDA for the Americas increased $30 million, or 32 percent, to $124 million. First quarter operating income for the Americas increased $15 million, or 25 percent, to $78 million. Americas results benefited from the inclusion of R. L. Polk.

•
EMEA. First quarter revenue for EMEA increased $17 million, or 16 percent, to $127 million, and included 7 percent organic growth for the subscription-based business. First quarter Adjusted EBITDA for EMEA increased $8 million, or 34 percent, to $32 million. First quarter operating income for EMEA increased $9 million, or 54 percent, to $25 million. EMEA profit benefited from revenue growth and prior investment in scaled infrastructure.

APAC. First quarter revenue for APAC increased $3 million, or 7 percent, to $47 million, and included 3 percent organic growth for the subscription-based business. First quarter Adjusted EBITDA for APAC increased $1 million, or 7 percent, to $11 million. First quarter operating income for APAC increased $0.3 million, or 3 percent, to $10 million.

Outlook (forward-looking statement)

For the year ending November 30, 2014, IHS expects:

•	Revenue in a range of $2.17 billion to $2.23 billion, including 6-7 percent organic growth on the subscription base;

•	Adjusted EBITDA in a range of $675 million to $705 million; and

•	Adjusted EPS in a range of $5.50 to $5.85 per diluted share.

Additionally, for the year ending November 30, 2014, IHS expects:

•	Depreciation expense to be approximately $75-80 million;

•	Amortization expense related to acquired intangible assets to be approximately $135-140 million;

•	Net interest expense to be approximately $55-60 million;

•	Stock-based compensation expense to be approximately $185-195 million;

•	An adjusted tax rate of approximately 28-30 percent;

•	An effective GAAP tax rate of approximately 20-22 percent; and

•	Fully diluted shares to be approximately 69-70 million.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss first quarter 2014 results on March 20, 2014, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS Forward-Looking Statements:
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” "estimate," "expect," “continue,” "strategy," "future," "likely," "may," “might,” "should," "will," the negative of these terms and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to net income, net income per share, and expected operating results, such as revenue growth and earnings.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services; our ability to successfully identify and integrate acquisitions into our existing businesses and manage risks associated therewith; and the other factors described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS Inc. (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs more than 8,000 people in 31 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2014 IHS Inc. All rights reserved.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	February 28, 2014	November 30, 2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$205,055	$258,367
Accounts receivable, net	524,010	459,263
Income tax receivable	12,171	—
Deferred subscription costs	59,883	49,327
Deferred income taxes	50,662	70,818
Other	59,792	43,065
Total current assets	911,573	880,840
Non-current assets:
Property and equipment, net	255,139	245,566
Intangible assets, net	1,107,623	1,144,464
Goodwill	3,063,837	3,065,181
Other	21,748	23,562
Total non-current assets	4,448,347	4,478,773
Total assets	$5,359,920	$5,359,613
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$210,320	$395,527
Accounts payable	57,420	57,001
Accrued compensation	58,431	89,460
Accrued royalties	40,639	36,289
Other accrued expenses	102,424	98,187
Income tax payable	—	9,961
Deferred revenue	708,941	560,010
Total current liabilities	1,178,175	1,246,435
Long-term debt	1,819,704	1,779,065
Accrued pension and postretirement liability	29,200	27,191
Deferred income taxes	348,812	361,267
Other liabilities	43,214	38,692
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 68,952,895 and 67,901,101 shares issued, and 68,053,423 and 67,382,298 shares outstanding at February 28, 2014 and November 30, 2013, respectively	690	679
Additional paid-in capital	836,364	788,670
Treasury stock, at cost: 899,472 and 518,803 shares at February 28, 2014 and November 30, 2013, respectively	(89,957)	(45,945)
Retained earnings	1,252,942	1,220,520
Accumulated other comprehensive loss	(59,224)	(56,961)
Total stockholders’ equity	1,940,815	1,906,963
Total liabilities and stockholders’ equity	$5,359,920	$5,359,613

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended February 28,
	2014	2013
Revenue	$524,458	$382,525
Operating expenses:
Cost of revenue (includes stock-based compensation expense of $1,860 and $1,682 for the three months ended February 28, 2014 and 2013, respectively)	212,925	160,075
Selling, general and administrative (includes stock-based compensation expense of $42,104 and $38,080 for the three months ended February 28, 2014 and 2013, respectively)	197,716	142,229
Depreciation and amortization	49,637	32,479
Restructuring charges	3,175	4,788
Acquisition-related costs	940	1,895
Net periodic pension and postretirement expense	2,836	2,240
Other expense, net	1,575	2,419
Total operating expenses	468,804	346,125
Operating income	55,654	36,400
Interest income	251	344
Interest expense	(15,245)	(6,120)
Non-operating expense, net	(14,994)	(5,776)
Income from continuing operations before income taxes	40,660	30,624
Provision for income taxes	(8,238)	(5,953)
Net income	$32,422	$24,671

Basic earnings per share	$0.48	$0.37
Weighted average shares used in computing basic earnings per share	67,809	65,790

Diluted earnings per share	$0.47	$0.37
Weighted average shares used in computing diluted earnings per share	68,693	66,701

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended February 28,
	2014	2013
Operating activities:
Net income	$32,422	$24,671
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	49,637	32,479
Stock-based compensation expense	43,964	39,762
Impairment of assets	—	1,629
Excess tax benefit from stock-based compensation	(9,412)	(11,345)
Net periodic pension and postretirement expense	2,836	2,240
Pension and postretirement contributions	(825)	(10,933)
Deferred income taxes	32,939	(15,534)
Change in assets and liabilities:
Accounts receivable, net	(69,021)	(33,696)
Other current assets	(19,983)	(12,978)
Accounts payable	(982)	(6,485)
Accrued expenses	(22,972)	(8,930)
Income tax payable	(33,570)	16,063
Deferred revenue	148,391	116,157
Other liabilities	437	(1,414)
Net cash provided by operating activities	153,861	131,686
Investing activities:
Capital expenditures on property and equipment	(24,610)	(19,367)
Acquisitions of businesses, net of cash acquired	—	(38,448)
Intangible assets acquired	(714)	—
Change in other assets	(1,304)	(846)
Settlements of forward contracts	2,314	(776)
Net cash used in investing activities	(24,314)	(59,437)
Financing activities:
Proceeds from borrowings	30,000	45,000
Repayment of borrowings	(174,568)	(53,786)
Excess tax benefit from stock-based compensation	9,412	11,345
Repurchases of common stock	(44,012)	(81,900)
Net cash used in financing activities	(179,168)	(79,341)
Foreign exchange impact on cash balance	(3,691)	(19,219)
Net decrease in cash and cash equivalents	(53,312)	(26,311)
Cash and cash equivalents at the beginning of the period	258,367	345,008
Cash and cash equivalents at the end of the period	$205,055	$318,697

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three months ended February 28,		Percent change
	2014	2013	Total	Organic
Revenue by segment:
Americas revenue	$350,420	$229,166	53%	5%
EMEA revenue	126,861	109,471	16%	5%
APAC revenue	47,177	43,888	7%	—%
Total revenue	$524,458	$382,525	37%	5%

Revenue by transaction type:
Subscription revenue	$417,374	$307,727	36%	5%
Non-subscription revenue	107,084	74,798	43%	3%
Total revenue	$524,458	$382,525	37%	5%

Revenue by information domain:
Energy revenue	$202,330	$175,471
Product Lifecycle (PLC) revenue	248,093	132,714
Security revenue	27,773	28,019
Environment revenue	24,779	25,281
Macroeconomic Forecasting and Intersection revenue	21,483	21,040
Total revenue	$524,458	$382,525

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended February 28,
	2014	2013
Net income	$32,422	$24,671
Interest income	(251)	(344)
Interest expense	15,245	6,120
Provision for income taxes	8,238	5,953
Depreciation	15,790	9,880
Amortization related to acquired intangible assets	33,847	22,599
EBITDA (1)(6)	$105,291	$68,879
Stock-based compensation expense	43,964	39,762
Restructuring charges	3,175	4,788
Acquisition-related costs	940	1,895
Impairment of assets	—	1,629
Loss on sale of assets	2,805	1,241
Adjusted EBITDA (2)(6)	$156,175	$118,194

	Three months ended February 28,
	2014	2013
Net income	$32,422	$24,671
Stock-based compensation expense	43,964	39,762
Amortization related to acquired intangible assets	33,847	22,599
Restructuring charges	3,175	4,788
Acquisition-related costs	940	1,895
Impairment of assets	—	1,629
Loss on sale of assets	2,805	1,241
Income tax effect on adjusting items	(29,222)	(24,531)
Adjusted net income (3)	$87,931	$72,054
Adjusted EPS (4)(6)	$1.28	$1.08
Weighted average shares used in computing Adjusted EPS	68,693	66,701

	Three months ended February 28,
	2014	2013
Net cash provided by operating activities	$153,861	$131,686
Capital expenditures on property and equipment	(24,610)	(19,367)
Free cash flow (5)(6)	$129,251	$112,319

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended February 28, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$77,610	$24,595	$10,062	$(56,613)	$55,654
Adjustments:
Stock-based compensation expense	—	—	—	43,964	43,964
Depreciation and amortization	41,173	5,791	613	2,060	49,637
Restructuring charges	1,685	1,285	205	—	3,175
Acquisition-related costs	419	521	—	—	940
Loss on sale of assets	2,805	—	—	—	2,805
Adjusted EBITDA	$123,692	$32,192	$10,880	$(10,589)	$156,175

	Three months ended February 28, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$62,133	$15,986	$9,749	$(51,468)	$36,400
Adjustments:
Stock-based compensation expense	—	—	—	39,762	39,762
Depreciation and amortization	24,284	5,917	461	1,817	32,479
Restructuring charges	3,896	947	(55)	—	4,788
Acquisition-related costs	1,895	—	—	—	1,895
Impairment of assets	1,629	—	—	—	1,629
Loss on sale of assets	—	1,241	—	—	1,241
Adjusted EBITDA	$93,837	$24,091	$10,155	$(9,889)	$118,194

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, pension mark-to-market and settlement expense, and income or loss from discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, pension mark-to-market and settlement expense, and income or loss from discontinued operations).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreement.